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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

IDEX Corporation:

         We consent to the incorporation by reference in the Prospectus, which is part of this Registration Statement of IDEX Corporation on Form S-3, of our reports dated January 15, 2002 and March 4, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 8, 2002